[logo - American Funds®]	The Tax-Exempt Bond Fund of America, Inc. 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NEIL L. LANGBERG, President and Principal Executive Officer, and M. SUSAN GUPTON, Treasurer and Principal Financial Officer of The Tax-Exempt Bond Fund of America, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended February 28, 2010 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE TAX-EXEMPT BOND FUND OF AMERICA, INC.	THE TAX-EXEMPT BOND FUND OF AMERICA, INC.

/s/ Neil L. Langberg	/s/ M. Susan Gupton
Neil L. Langberg, President	M. Susan Gupton, Treasurer

Date: April 30, 2010	Date: April 30, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE TAX-EXEMPT BOND FUND OF AMERICA, INC. and will be retained by THE TAX-EXEMPT BOND FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.